Exhibit 16


 PricewaterhouseCoopers LLP
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                                                   PricewaterhouseCoopers LLP
                                                   2001 Ross Avenue
                                                   Suite 1800
                                                   Dallas Texas 75201


 October 15, 2003


 Securities and Exchange Commission
 450 5th Street, N.W.
 Washington, D.C.   20549


 Commissioners:

 We have read the statements made by Hallmark Financial Services, Inc., (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 10, 2003. We agree with the statements concerning our Firm in such Form 8-K.


 Very truly yours,

 /s/ PricewaterhouseCoopers LLP

 PricewaterhouseCoopers LLP